Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Trimeris, Inc.:

We consent to the incorporation by reference in the Registration Statements (No. 333-44145, No. 333-44147, No. 333-64064, No. 333-66401, No. 333-74304, No. 333-90377, No. 333-107508, and No. 333-129600) on Forms S-8 and the Registration Statements (No. 333-31662, No. 333-60724, No. 333-76689, No. 333-81708 and No. 333-98587) on Forms S-3 of Trimeris, Inc. of our reports dated March 8, 2006, with respect to the balance sheets of Trimeris, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of Trimeris, Inc.

/s/ KPMG LLP

Raleigh, North Carolina

March 8, 2006